EXHIBIT 16.1

Bartolomei Pucciarelli, LLC
2564 Brunswick Pike
Lawrenceville, NJ 08648

August 9, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of Item 4.01 of Form 8-K for the events that occurred on July 30, 2010, to be filed by Reach Messaging, Inc.  We agree with the statements made in that item insofar as they relate to our Firm.

Very truly yours,

/s/ Bartolomei Pucciarelli, LLC
Bartolomei Pucciarelli, LLC

Lawrenceville, New Jersey